                                                               L&W DRAFT 9/11/96

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                           Muzak Limited Partnership

                           Muzak Capital Corporation


                                  $100,000,000
                           Aggregate Principal Amount
                         of ___% Senior Notes due 2003


                             UNDERWRITING AGREEMENT


                        Dated as of _____________, 1996


                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

                            Lazard Freres & Co. LLC


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                                                            ______________, 1996

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
LAZARD FRERES & CO. LLC
c/o Donaldson, Lufkin & Jenrette
   Securities Corporation
 277 Park Avenue
 New York, New York 10172

Ladies and Gentlemen:

       Muzak Limited Partnership, a Delaware limited partnership (the "Company"), and Muzak Capital Corporation, a Delaware corporation ("Capital Corp." and together with the Company, the "Issuers"), proposes to issue and sell $100,000,000 aggregate principal amount of ___% Senior Notes due 2003 (the "Senior Notes") to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), and Lazard Freres & Co. LLC ("Lazard" and, together with DLJ, the "Underwriters"). The Senior Notes are to be issued pursuant to the provisions of an Indenture, dated as of ______________, 1996 (the "Indenture"), among the Issuers and ______________, as trustee (the "Trustee"). This Agreement, the Indenture and the Senior Notes are hereinafter referred to as the "Operative Documents."

       1. REGISTRATION STATEMENT AND PROSPECTUS. The Issuers have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-1 (Nos. 333-03741 and 333-03741-01) including a prospectus relating to the Senior Notes, which may be amended. The registration statement, as amended at the time it becomes effective, including a registration statement, if any, filed pursuant to Rule 462(b) under the Securities Act increasing the size of the offering registered under the Securities Act, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including, in each case, all documents incorporated by reference therein, all financial statements and exhibits thereto, and the information (if any) contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement;" and the prospectus in the form first used to confirm sales of the Senior Notes, whether or not filed with the Commission pursuant to Rule 424(b) under the Securities Act, including all documents incorporated by reference therein, is hereinafter referred to as the "Prospectus."

       2. AGREEMENTS TO SELL AND PURCHASE. The Issuers agree to issue and sell to the Underwriters, and, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Underwriter agrees, severally and not jointly, to purchase from the Issuers the principal amount of Senior Notes set forth opposite the name of such Underwriter on Schedule I hereto, on the Closing Date (as defined herein), at ____% of the principal amount thereof (the "Purchase Price") plus accrued interest thereon, if any, from _____________, 1996 to the date of payment and delivery.

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       The Issuers hereby confirm their engagement of DLJ as, and DLJ hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Senior Notes. DLJ, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU." As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $5,000 on the Closing Date. The yield of the Senior Notes shall not be lower than the minimum yield recommended by DLJ acting as QIU.

       3. TERMS OF PUBLIC OFFERING. The Underwriters have advised the Issuers that the Underwriters propose (a) to make a public offering of their respective portions of the Senior Notes as soon after the effective date of the Registration Statement as in the Underwriters' judgment is advisable and (b) initially to offer the Senior Notes upon the terms set forth in the Prospectus.

       4. DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Senior Notes shall be made at 10:00 A.M., New York City time, on the third or fourth business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")(the "Closing Date"), following the date of the initial public offering at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or such other time or place as the Underwriters and the Issuers shall designate.

       Certificates for the Senior Notes shall be registered in such names and issued in such denominations as the Underwriters shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to the Underwriters for inspection at the offices of DLJ (or at such other place as shall be acceptable to the Underwriters) not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Senior Notes shall be delivered to the Underwriters on the Closing Date, with any transfer taxes thereon duly paid by the Issuers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire or certified or official bank checks payable in New York Clearing House/Federal funds to the order of the Issuers.

       5. AGREEMENTS OF THE ISSUERS. The Issuers hereby, jointly and severally, agree with the Underwriters:

       (a) To use their best efforts to cause the Registration Statement to become effective at the earliest possible time.

       (b) To advise the Underwriters promptly and, if requested by the Underwriters, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Senior Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the

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effectiveness of the Registration Statement, the Issuers shall make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

       (c) To furnish to the Underwriters, without charge, three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to each Underwriter such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as such Underwriter may reasonably request.

       (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall reasonably object; and to prepare and file with the Commission, promptly upon the Underwriters' reasonable request, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Senior Notes by the Underwriters, and to use their best efforts to cause the same to become promptly effective.

       (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as, in the opinion of counsel for the Underwriters, a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to the Underwriters and each dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealers may reasonably request.

       (f) If, during the period specified in paragraph (e), any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriters and to such dealers as the Underwriters shall specify such number of copies thereof as the Underwriters or such dealers may reasonably request.

       (g) Prior to any public offering of the Senior Notes, to cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Senior Notes for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may request, to continue such qualification in effect so long as required for distribution of the Senior Notes and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

       (h) To mail and make generally available to their security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Securities Act, and to advise the Underwriters in writing when such statement has been so made available.

       (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Senior Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report

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of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

       (j) During the period referred to in paragraph (i), to furnish to the Underwriters as soon as available a copy of each report or other publicly available information of the Issuers mailed to the security holders of the Issuers or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as the Underwriters may reasonably request.

       (k) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (i) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e) above, (iii) the printing and delivery of the Operative Documents and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Senior Notes (including, in each case, any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the preparation of certificates for the Senior Notes (including, without limitation, printing and engraving thereof), (v) the issuance and delivery of the Senior Notes, (vi) the registration or qualification of the Senior Notes for offer and sale under the securities or Blue Sky laws of the several states (including, in each case, without limitation, the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto),
(vii) filings and clearance with the NASD in connection with the offering,
(viii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Senior Notes by the Underwriters or by dealers to whom Senior Notes may be sold, (ix) the fees, disbursements and expenses of the Issuers' counsel and accountants, (x) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Senior Notes by The Depository Trust Company for "book-entry" transfer, (xi) the reasonable fees and expenses of the Trustee in connection with the Indenture and the Senior Notes, (xii) the payment of a fee of $5,000 and the reimbursement of any expenses (including attorneys' fees) of the QIU and (xiii) the performance by the Issuers of their other obligations under this Agreement.

       (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to sell, offer for sale, contract to sell, or otherwise dispose of any debt securities of the Issuers or warrants to purchase debt securities of the Issuers substantially similar to the Senior Notes (other than (i) the Senior Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of DLJ.

       (m) Not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of the Senior Notes.

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       (n) To apply the net proceeds from the sale of the Senior Notes to be sold hereunder for the purposes set forth in the Registration Statement and the Prospectus (and any supplements or amendments thereto).

       (o) To use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuers prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Senior Notes.

       6. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. The Issuers hereby, jointly and severally, represent and warrant to the Underwriters that:

       (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

       (b)(i) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) shall not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Issuers in writing by such Underwriter expressly for use therein.

       (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, and each registration statement filed pursuant to Rule 462(b) under the Securities Act, if any, complied when so filed in all material respects with the Securities Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (d) The Company has been duly organized, is validly existing as a limited partnership in good standing under the laws of its jurisdiction of organization, and has the partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign limited partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, properties, business, results of operations, condition (financial or other), or business prospects of the Company and its subsidiaries (a "Material Adverse Effect"). The Company has no subsidiaries, other than Capital Corp.

       (e) Capital Corp. has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such

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qualification, except where the failure to be so qualified would not have a
Material Adverse Effect.  Capital Corp. has no subsidiaries.

       (f) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

       (g) Each of the Issuers have all requisite partnership or corporate power and authority, as the case may be, to execute, deliver and perform its obligations under the Operative Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the partnership or corporate power and authority, as the case may be, to issue, sell and deliver the Senior Notes as provided herein and therein.

       (h) This Agreement has been duly authorized and validly executed by each of the Issuers and (assuming the due execution and delivery hereof by the Underwriters) is the legally valid and binding agreement of such Issuer, enforceable against such Issuer in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and
(iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

       (i) Each of the Issuers has duly authorized the Indenture and, when each of the Issuers has duly executed and delivered the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture will be the legally valid and binding obligation of each of the Issuers, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

       (j) Each of the Issuers has duly authorized the Senior Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, the Senior Notes will conform in all material respects to the description thereof in the Prospectus, will be entitled to the benefits of the Indenture and will be the legally valid and binding obligations of such Issuer, enforceable against it in accordance with their terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

       (k) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

       (l) None of the Issuers will be (i) in violation of its organizational documents, (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture,

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note, indenture, mortgage, deed of trust or any other evidence of indebtedness or in any other agreement or instrument to which such Issuer is a party or by which it or its property is bound or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or authority that is applicable to such Issuer or its assets or properties, except, with regard to clauses (ii) and (iii) above, as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

       (m) The execution, delivery and performance by any of the Issuers of the Operative Documents, the issuance and sale of the Senior Notes, the compliance by any of the Issuers with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default) or result in the imposition of a lien or encumbrance (other than pursuant to the Indenture) on any assets or properties of such Issuer or an acceleration of indebtedness pursuant to, (A) the organizational documents of such Issuer, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which such Issuer is a party or by which it or its assets or properties is bound, (C) any statute, rule or regulation that is applicable to such Issuer or any of its assets or properties, or (D) any judgment, order or decree of any court or governmental agency or authority that has jurisdiction over such Issuer or its assets or properties, except insofar as any such violation, conflict, breach, default, lien, encumbrance or acceleration pursuant to any of the documents, agreements or instruments described under clause (B) above would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

       (n) No consent, waiver, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or other person is required for the execution, delivery and performance by the Issuers of the Operative Documents, the issuance and sale of the Senior Notes and the consummation of the transactions contemplated hereby and thereby, except (i) such as have been obtained and made under the Securities Act and the TIA or have been obtained as described in the Prospectus, (ii) such as are required under state securities or Blue Sky laws and regulations and (iii) such as to which the failure to be obtained or made would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

       (o) Except as otherwise set forth in the Prospectus, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending or, to the knowledge of the Issuers, threatened to which any Issuer is a party or to which the business, assets or property of any of the Issuers are subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or governmental body, (C) no injunction, restraining order or order of any nature that has been issued by a federal or state court or foreign court of competent jurisdiction to which any of the Issuers is subject or to which the business, assets or property of any of the Issuers are subject that would, in the case of clauses (A), (B) and (C), reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is no legal or administrative proceeding, statute, contract or document concerning any of the Issuers of a character required to be described in the Prospectus that is not so described as required.

       (p) None of the Issuers has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and

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hours laws, nor any provisions of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, which in each case might result in a Material Adverse Effect.

       (q) In the ordinary course of its business, the Issuers conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Issuers, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuers have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

       (r) The Issuers have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and to conduct its business; the Issuers have fulfilled and performed all of their obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Issuers.

       (s) Except as otherwise set forth in the Prospectus or such as are not material to the assets, properties, business, results of operations, condition (financial or other) or business prospects of the Issuers, the Issuers have good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by them. All leases to which the Issuers are a party will be valid and binding, no default will have occurred or be continuing thereunder, and the Issuers enjoy peaceful and undisturbed possession under all such leases to which they are a party as lessee with such exceptions as do not materially interfere with the use made by the Issuers.

       (t) The Issuers maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is customarily carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Issuers operate (which may include self-insurance in comparable form to that maintained by such responsible companies).

       (u) Deloitte & Touche LLP are independent public accountants with respect to the Issuers as required by the Securities Act.

       (v) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Issuers.

       (w) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (x) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated in the Prospectus, (A) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company or any of its subsidiaries, (B) there has not been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company or any of its subsidiaries, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock and (D) there are no liabilities or obligations of the Company or any of its subsidiaries, direct or indirect, contingent or matured, which are material to the Company or any of its subsidiaries.

       (y) None of the Issuers is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Company Act").

       (z) There are no holders of securities of any Issuer who, by reason of the execution of the Operative Documents, the issuance and sale of the Senior Notes and the consummation of the transactions contemplated thereby, have the right to request or demand that such Issuer register under the Securities Act, in the offering of the Senior Notes, securities held by them who have not waived such right.

       (aa) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Issuer, except as otherwise disclosed in the Registration Statement.

       (ab) There is (i) no significant unfair labor practice complaint pending against any Issuer or, to the best knowledge of the Issuers, threatened against any Issuer before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Issuer or, to the best knowledge of the Issuers, threatened against any of them and (ii) no significant strike, labor dispute, slowdown or stoppage pending against any Issuer or, to the best knowledge of the Issuers, threatened against any of them, except for such actions specified in clause (i) or (ii) above, which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

       (ac) All tax returns required to be filed by the Issuers in any jurisdiction have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Issuers, have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

       (ad) The Issuers have complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

       7. INDEMNIFICATION. (a) The Issuers hereby, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Issuers by or on behalf of such Underwriter expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Senior Notes, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Senior Notes to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

       (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Issuers, such Underwriter shall promptly notify the Issuers in writing and the Issuers shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses.
Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Issuers, (ii) the Issuers shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Issuers and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuers (in which case the Issuers shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Issuers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by DLJ and that all such fees and expenses shall be reimbursed as they are incurred). The Issuers shall not be liable for any settlement of any such action effected without their written consent but if settled with the written consent of the Issuers, the Issuers agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

       (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, its directors, its officers who sign the Registration Statement and any person controlling the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against any of the Issuers, any of its directors, any such officer or any person controlling any of the Issuers based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Issuers (except that if the Issuers shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and such Issuer, its directors, any such officers and any person controlling such Issuer shall have the rights and duties given to such Underwriter by Section 7(b).

       (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Senior Notes, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Issuers or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       (e) The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) and Section 8 hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7 and Section 8 hereof, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations pursuant to this Section 7(d) and Section 8 hereof are several in proportion to the respective principal amount of Senior Notes purchased by each of the Underwriters hereunder and not joint.

       8.   INDEMNIFICATION OF QUALIFIED INDEPENDENT UNDERWRITER.
                            ------------------------------------

       (a) The Issuers hereby, jointly and severally, agree to indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act of Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments relating to, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in Registration Statement or the Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that none of the Issuers shall be liable with reference to information relating to the QIU furnished by or on behalf of the QIU expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, or (ii) the QIU's activities as a QIU under its engagement pursuant to Section 2 hereof, provided
                                                                       --------
that, to the extent that any such loss, claim, damage, liability or judgment is found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted from the willful misconduct or gross negligence of the QIU, none of the Issuers shall be liable to that extent.

       (b) In case any action shall be brought against the QIU or any person controlling the QIU, based upon (i) any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or (ii) the QIU's activities as a QIU under its engagement pursuant to Section 2 hereof, and with respect to which indemnity may be sought against the Issuers, the QIU shall promptly notify the Issuers in writing and Issuers shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The QIU or any such controlling persons shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the QIU of such controlling person unless (i) the employment of such counsel shall be specifically authorized in writing by the Issuers, (ii) the Issuers shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the QIU or such controlling person and the Issuers, as the case may be, and the QIU or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuers, as the case may be (in which case the Issuers shall not have the right to assume the defense of such action on behalf of the QIU or such controlling persons, it being understood, however, that the Issuers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the QIU and the controlling persons, which firm shall be designated in writing by the QIU and that all such fees and expenses shall be reimbursed as they are incurred). The Issuers shall not be liable for any settlement of any such action effected without the written consent of the Issuers but if settled with the written consent of the Issuers, the Issuers agree to indemnify and hold harmless the QIU and any such controlling person from and against any loss or liability by reason of such a settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expense of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is nor could have been a party and indemnity could have been sought thereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

       (c) The QIU agrees to indemnify and hold harmless the Issuers and directors of the Issuers, the officers of the Issuers who sign the Registration Statement and each person, if any, who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers, but only with reference to information relating to the QIU furnished by or on behalf of the QIU expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. In the case any action shall be brought against any of the Issuers, any of its directors, any such officer or any person controlling such Issuer based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the QIU, the QIU shall have the rights and duties given to the Issuers (except that if the Issuers have assumed the defense thereof) the QIU shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the QIU), and such Issuer, its directors, any such officers and any person controlling such Issuer shall have the rights and duties given to the QIU, by Section 8(b).

       (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the QIU on the other hand from the offering of the Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, the Underwriters and the QIU in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the QIU shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers, as set forth in the cover page of the Prospectus, and the total fee received by the QIU, as set forth in the "Underwriting" section of the Prospectus, bear to the total price to the public of the Senior Notes. The relative fault of the Issuers and the QIU shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Issuers or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's recommendation, advice or services as QIU pursuant to Section 2 hereof involved any willful misconduct or gross negligence on the part of the QIU.

       The Issuers and the QIU agree that it would not just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately receding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the QIU shall not be required to contribute any amount in excess of the amount by which its fee received for acting as QIU exceeds the amount of any damages which the QIU has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or by reason of alleged willful misconduct or gross negligence. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Senior Notes under this Agreement are subject to the satisfaction of each of the following conditions:

       (a) All the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

       (b) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time (and in the case of a Registration Statement filed under Rule 462(b) under the Securities Act, not later than 10:00 P.M.), on the date of this Agreement or at such later date and time as the Underwriters may approve in writing, and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

       (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change in the rating accorded any of the Issuers' securities by any "nationally-recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

       (d)(i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus (including the pro forma financial information contained therein), there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company and its subsidiaries from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date, the Underwriters shall have received a certificate dated the Closing Date, signed by John R. Jester and Kirk A. Collamer, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Issuers, confirming the matters set forth in paragraphs (a), (b),
(c) and (d) of this Section 9.

       (e) The Underwriters shall have received on the Closing Date an opinion (satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Weil Gotshal & Manges LLP, counsel for the Issuers, substantially in the form set forth in Exhibit A hereto, as well as such other opinions relating to the Issuers as the Underwriters may reasonably request.
The opinion of Weil Gotshal & Manges LLP described in this paragraph (f) shall be rendered to the Underwriters at the request of the Issuers and shall so state therein.

       (f) The Underwriters shall have received on the Closing Date an opinion (satisfactory to the Underwriters), dated the Closing Date, of Latham & Watkins, counsel for the Underwriters.

       (g) The Underwriters shall have received a letter on and as of the Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to the Underwriters by Deloitte & Touche LLP on the date of this Agreement.

       (h) The Issuers shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Issuers at or prior to the Closing Date.

       10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

       This Agreement may be terminated at any time prior to the Closing Date by the Underwriters by written notice to the Issuers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries or the earnings, affairs, or business prospects of the Company and its subsidiaries, whether or not arising in the ordinary course of business, which would, in the Underwriters' judgment, make it impracticable to market the Senior Notes on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Underwriters' judgment, is material and adverse and would, in the Underwriters' judgment, make it impracticable to market the Senior Notes on the terms and in the manner contemplated in the Prospectus,
(iii) the suspension or material limitation of trading in securities on the

New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or national market system, (iv) the enactment, publication, decree or other promulgation after the date hereof of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the Underwriters' opinion, materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the Underwriters' opinion, has a material adverse effect on the financial markets in the United States.

       If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Senior Notes which it or they have agreed to purchase hereunder on such date and the aggregate amount of Senior Notes which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total amount of Senior Notes to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the amount of Senior Notes set forth opposite its name in Schedule I bears to the total amount of Senior Notes which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Underwriters may specify, to purchase the Senior Notes which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Senior Notes which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such amount of Senior Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Senior Notes and the aggregate amount of Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Senior Notes to be purchased on such date by all Underwriters and arrangements satisfactory to the Underwriters and the Issuers for purchase of such Senior Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Issuers. In any such case which does not result in termination of this Agreement, either the Underwriters or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

       11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Issuers, to Muzak Limited Partnership/Muzak Capital Corporation, 2901 Third Avenue, Suite 400, Seattle, Washington 98121, Attention: Chief Financial Officer, and (b) if to the Underwriters, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

       The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers, their officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Senior Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or by or on behalf of the Issuers, the officers or directors of the Issuers or any controlling person of the Issuers, (ii) acceptance of the Senior Notes and payment for them hereunder and (iii) termination of this Agreement.

       If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, the Issuers agree to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

       Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Senior Notes from the Underwriters merely because of such purchase.

       This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

       This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

       Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Underwriters.

                       Very truly yours,

                       Muzak Limited Partnership

                            By MLP Acquisition L.P., its General Partner

                              By Music Holdings Corp., its General Partner


                                By: _______________________________
                                    Name:
                                    Title:


                       Muzak Capital Corporation


                       By: __________________________________
                           Name:
                           Title:

Acknowledged and accepted on the
date first described herein.

Donaldson, Lufkin & Jenrette
 Securities Corporation


By: _____________________________
    Name:
    Title:


Lazard Freres & Co. LLC


By: _____________________________
    Name:
    Title:

                                   SCHEDULE I


                                                                     Amount of
                                                                   Senior Notes
            Name of Underwriter                                  to be Purchased
            -------------------                                  ---------------

Donaldson, Lufkin & Jenrette Securities Corporation.............
Lazard Freres & Co. LLC......................................... ______________
       Total.................................................... $100,000,000
                                                                 ============